Exhibit 99.(k)(2)

                      TRANSFER AGENCY and SERVICE AGREEMENT

                                     between

              THE MASSACHUSETTS HEALTH & EDUCATION TAX EXEMPT TRUST

                                       and

                         INVESTORS BANK & TRUST COMPANY

                      TRANSFER AGENCY AND SERVICE AGREEMENT

      AGREEMENT effective as of the 12th day of January 1996 by and between The Massachusetts Health & Education Tax Exempt Trust, a business trust organized under the laws of the Commonwealth of Massachusetts, (the "Company"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

                                   WITNESSETH:

      WHEREAS, the Company desires to appoint the Bank as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Bank desires to accept such appointment;

      WHEREAS,  the Bank is duly  registered as a transfer  agent as provided in
Section 17A(c) of the Securities Exchange Act of 1934, as amended;

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Company and the Bank agree as follows:

ARTICLE 1. Terms of Appointment; Duties of the Bank

      1.01 Subject to the terms and conditions set forth in this Agreement, the Company hereby, employs and appoints the Bank to act as, and the Bank agrees to act as transfer agent for the Company's authorized and issued shares of beneficial interest and preferred shares ("Shares"), dividend disbursing agent and agent in connection with any accumulation or similar plans provided to the shareholders of the Company ("Shareholders") and set out in the prospectuses of the Company, including without limitation any periodic investment plan.

      1.02 The Bank agrees that it will perform the following services:

            (a) In connection with procedures established from time to time by agreement between the Company and the Bank, the Bank shall:

            (i) Accounts: set up accounts on behalf of each registered Shareholder, and maintain in such account the appropriate number of Shares of each such Shareholder. The Bank shall maintain confidential records showing for each Shareholder's account the following: (i) names, addresses and tax identification numbers; (ii) numbers of Shares held; (iii) historical information (as available from prior transfer agents) regarding the account of each Shareholder, including dividends paid and date and price of all transactions on a Shareholders account; (iv) any stop or restraining order placed against a Shareholders account; (v) information with respect to withholdings; (vi) any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of a Shareholder's account; (vii) certificate numbers. and denominations for any Shareholders holding certificates; (viii) any information required in order for the Bank to perform the calculations contemplated or required by this Agreement; and
      (ix) such other information and data as may be required by applicable law.

            (ii) Transfers: effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions and documentation. If Shares to be transferred are represented by outstanding certificates, the Bank will, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof, countersign and issue new certificates for a like number of Shares and deliver the same. If the Shares to be transferred are not represented by outstanding certificates, the Bank will, upon an order therefor by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claims adverse to such transfer. The Bank may, in effecting transfers, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, which in the opinion of legal counsel for the Company or of its own legal counsel, protect it in not requiring certain documents in connection with the transfer of Shares, and the Company shall indemnify the Bank for any act done or omitted by it in reliance upon such laws or opinions of counsel of the Company or of its own counsel. The Bank may establish such additional rules and regulations governing the transfer or registration of Shares as it may deem advisable and consistent with such rules and regulations generally adopted by transfer agents, or with the written consent of the Company, any other rules and regulations.

            (iii) Distributions: prepare and transmit payments for dividends and distributions declared by the Company. The Company will promptly notify the Bank of the declaration of any dividend or distribution. The Company shall furnish to the Bank a resolution of the Board of Trustees of the Company certified by its Secretary: (i) authorizing the declaration of dividends on a specified periodic basis and authorizing the Bank to rely on oral instructions or a certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined and the amount payable per share to Shareholders of record as of the date and the total amount payable to the Bank on the payment date; or (ii) setting forth the date of the declaration of am' dividend or distribution, the date of payment thereof, the record date as of which

      Shareholders entitled to payment shall be determined, and the amount payable per share to the Shareholders of record as of that date and the total amount payable to the Bank on the payment date. Upon receipt of funds in a dividend disbursing account equal to the cash amount of any dividend or distribution to be paid out, the Bank will calculate, prepare and mail checks to Shareholders (at the address as it appears on the records of the Bank), or (where appropriate) credit such dividend or distribution to the account of Shareholders, and maintain and safeguard all underlying records. The Bank will replace lost checks at its discretion and in conformity with regular business practices. The Bank shall not be liable for any improper payments made in accordance with a resolution of the Board of Trustees of the Company. If the Bank shall not receive from the Company sufficient cash to make payment to all Shareholders of the Company as of the record date, the Bank shall, upon notifying the Company, withhold payment to all Shareholders of record as of the record date until such sufficient cash is provided to the Bank.

            (iv) Dividend Reinvestment Plan Agent: act as agent for Shareholders pursuant to any dividend reinvestment plan or other similar plan as may be agreed upon from time to time by the Company and the Bank.

            (v) Records: The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the confidential property of the Company and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered to the Company on and in accordance with its request. All records shall be reasonably available for inspection and use by the Company.

            (vi) Certificates: at the expense of the Company, the Bank shall maintain an adequate supply of blank share certificates with respect to the Shares providing for the issuance of certificates to meet the Bank's requirements therefor. Such share certificates shall be properly signed by facsimile. The Company agrees that, notwithstanding the death, resignation, or removal of any officer of the Company whose signature appears on such certificates, the Bank may continue to countersign certificates which bear such signatures until otherwise directed by the Company. Share certificates may be issued and accounted for entirely by the Bank and do not require any third party registrar or other endorsing party.

            (vii) Replacement Certificates: issue replacement share certificates in lieu of certificates which have been lost, stolen. mutilated or destroyed, without any further action by the Board of Trustees or any officer of the Company, upon receipt by the Bank of properly executed affidavits and lost certificate bonds, in form satisfactory to the Bank with the Company and the Bank as obligees under the bond. At the discretion of the Bank, and at its sole risk, the Bank may issue replacement certificates without requiring the affidavits and lost certificate bonds described above and the Bank agrees to indemnify the Company against any and all losses or claims which may arise by reason of the issuance of such new certificates in the place of the ones allegedly lost, stolen or destroyed.

            (viii) Issuance of Shares: Record the issuance of Shares of the Company and maintain pursuant to SEC Rule l7Ad-10(e) a record of the total number of Shares of the Company which are authorized, based upon data provided to it by the Company, and issued and outstanding. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Company.

            (b) In addition to and not in lieu of the services set forth in the above paragraph (a) or in any Schedule hereto, if any, the Bank shall: (i) perform all of the customary services of a registrar, transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation or similar plans (including without limitation any periodic investment plan), including but not limited to: preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on accounts as applicable, including non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all registered Shareholders, preparing and mailing confirmations, and statements of account to Shareholders for all confirmable transactions in Shareholder accounts, responding to Shareholder telephone calls and Shareholder correspondence, preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

            (c) In addition to the duties expressly provided for herein, the Bank shall perform such other duties and functions and shall be paid such amounts therefore as may from time to time be agreed to in writing and attached as a schedule to this Agreement.

            (d) Procedures applicable to the services to be performed hereunder may be established from time to time by agreement between the Company and the Bank. The Bank shall have the right to utilize any shareholder accounting and recordkeeping systems which, in its opinion. qualifies to perform any services to be performed hereunder.

ARTICLE 2. Fees and Expenses

      2.01 For performance by the Bank pursuant to this Agreement, the Company agrees to pay the Bank such fees as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under
Section 2.02 below may be changed from time to time subject to mutual written agreement between the Company and the Bank.

      2.02 In addition to the fee paid under Section 2.01 above, the Company agrees to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Company including, without limitation, any equipment or supplies specifically ordered by the Company or required to be purchased by the Company, will be reimbursed by the Company.

      2.03 The Company agrees to pay all fees and reimbursable expenses within five days following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Company at least seven (7) days prior to the mailing date of such materials.

ARTICLE 3. Representations and Warranties of the Bank

      The Bank represents and warrants to the Company that:

      3.01 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

      3.02 It is empowered under applicable laws and by its charter and By-laws to enter into and perform this Agreement.

      3.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

      3.04 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement and it maintains and will continue to maintain insurance in connection with its business as transfer agent.

ARTICLE 4. Representations and Warranties of the Company

      The Company represents and warrants to the Bank that:

      4.01 It is a business trust duly organized and existing and in good standing under the laws of the state of its organization as set forth in the preamble hereto.

      4.02 It is empowered under applicable laws and by its charter documents and By-Laws to enter into and perform this Agreement.

      4.03 All proceedings required by said charter documents and By-Laws have been taken to authorize it to enter into and perform this Agreement.

      4.04 It is a closed-end investment company registered under the Investment Company Act of 1940.

      4.05 A registration statement on Form N-2 (including a prospectus and statement of additional information) under the Securities Act of 1933 is currently effective and appropriate federal and state securities law filings have been made and will continue to be made, with respect to all Shares of the Company being offered for sale.

ARTICLE 5. Indemnification

      5.01 Except as set forth in Section 5.02 hereof, the Bank shall not be responsible for, and the Company shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

            (a) All actions taken or omitted to be taken by the Bank or its agent or subcontractors in good faith in reliance on or use by the Bank or its agents or subcontractors of information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Company, (ii) have been prepared and/or maintained by the Company or any other person or firm on behalf of the Company, and (iii) were received by the Bank or its agents or subcontractors from a prior transfer agent.

            (b) Any action taken or omitted to be taken by the Bank in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed.

            (c) The Company's refusal or failure to comply with the terms of this Agreement, or which arise out of the Company's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Company hereunder.

            (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests, whether written or oral, of the Company.

            (e) The offer or sale of Shares by the Company in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

      5.02 The Bank shall indemnify and hold the Company harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by the Bank as a result of the Banks lack of good faith, negligence, willful misconduct, knowing violation of law or fraud.

      5.03 At any time the Bank may apply to any officer of the Company for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Company, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Company, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officer of the Company, and one proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

      5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes.

      5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder as contemplated by this Agreement.

      5.06 In  order  that  the  indemnification  provisions  contained  in this
Article 5 shall apply. upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.

ARTICLE 6. Covenants of the Company and the Bank

      6.01 The Company shall promptly furnish to the Bank the following:

            (a) A certified copy of the resolution of the Trustees of the Company authorizing the appointment of the Bank and the execution and delivery of this Agreement.

            (b) A copy of the charter documents and By-Laws of the Company and all amendments thereto.

            (c) Copies of each vote of the Trustees designating authorized persons to give instructions to the Bank.

            (d) Certificates as to any change in any officer or Director of the Company.

            (e) If applicable, a specimen of the certificate of Shares of the Company in the form approved by the Trustees, with a certificate of the Secretary of the Company as to such approval.

            (f) Specimens of all new certificates for Shares, accompanied by the Trustees' resolutions approving such forms.

            (g) All account application forms and other documents relating to shareholder accounts or relating to any plan, program or service offered by the Company.

            (h) A list of Shareholders of the Company with the name, address and tax identification number of each Shareholder, and the number of Shares of the Company held by each, certificate numbers and denominations (if any certificates have been issued), lists of any account against which stops have been placed, together with the reasons for said stops, and the number of Shares redeemed by the Company.

            (i) An opinion of counsel for the Company with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933.

            (j) Copies of the Company registration statement on Form N-2. its current prospectus and statement of additional information, if any.

            (k) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties.

      6.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Company for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

      6.03 The Bank and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

      6.04 In case of any requests or demands for the inspection of the Shareholder records of the Company, the Bank will endeavor to notify the Company and to secure instructions from an authorized officer of the Company as to such instruction. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

      6.05 The Company shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Company in a manner not approved by the Bank prior thereto in writing; provided, however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

ARTICLE 7. Term of Agreement

      7.01 This Agreement shall become effective on the date hereof (the "Effective Date") and shall continue in effect from year to year thereafter, provided that this Agreement may be terminated by either party at any time without payment of any penalty upon ninety (90) days written notice to the other. In the event such notice is given by the Company. it shall be accompanied by a resolution of the Board of Trustees, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent.

      7.02 Should the Company exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Company. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination.

ARTICLE 8. Assignment

      8.01 Except as provided in Section 8.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

      8.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

      8.03 The Bank, may without further consent on the part of the Company, subcontract for the performance of services to be provided hereunder to third parties, including any affiliate of the Bank, provided that the Bank shall remain liable hereunder for any acts or omissions of any subcontractor as if performed by the Bank.

ARTICLE 9. Amendment

      9.01 This Agreement may be amended or modified by a written agreement executed by both parties.

ARTICLE 10. Massachusetts Law to Apply

      10.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

ARTICLE 11. Merger of Agreement

      11.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                           The Massachusetts Health & Education Tax Exempt Trust

                           By: /s/ Robert B. MacIntosh
                               -------------------------------------------------
                               Robert B. MacIntosh
                               Vice President

ATTEST:

[ILLEGIBLE]
----------------------------

                           Investors Bank & Trust Company

                           By: /s/ M. Ryan
                               -------------------------------------------------
                               EMD

ATTEST:

[ILLEGIBLE]
----------------------------

                   MASS HEALTH AND EDUCATION TAX EXEMPT TRUST

              CUSTODY, FUND ACCOUNTING, PRICING AND TRANSFER AGENCY
                                  FEE SCHEDULE

A.    Custody. Fund Accounting~ and Pricing:

      5 Basis Points - 1st $250 million
      3 Basis Points - 2nd $250 million
      1 Basis Point - Greater than $500 million

      Custody Activity Charges:

      Book Entry                             $30.00
      Physical                               $18.00 per security
      Redemptions in Kind                    $18.00 per security
      Purchase in Kind                        $5.00
      Principal Payments                     $18.00
      Options/Futures                        $18.00

B.    Transfer Agency:                   $30,000.00

C.    Out-of-Pocket. Balance Credits

      Out-of-Pocket

          These charges consist of:

            -     Pricing & Verification Services
            -     Printing, Delivery & Postage
            -     Telephone
            -     Legal Costs
            -     Proxy Tabulation
            -     Checkbooks
            -     Micro Rental
            -     Forms & Supplies
            -     Support Equipment Rental
            -     3rd Party Review
            -     Ad Hoc reporting
            -     800 Number Fees

      Balance Credit

      We allow balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.